PITNEY, HARDIN, KIPP & SZUCH
                                    (MAIL TO)
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                      ----
                                  (DELIVERY TO)
                                200 CAMPUS DRIVE
                       FLORHAM PARK, NEW JERSEY 07932-0950
                                 (201) 966-6300

                                                          May 7, 1997
United National Bancorp
1130 Route 22 East
P.O. Box 6000
Bridgewater, New Jersey  08807-0010

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933 (the "Act") of $20,000,000 aggregate principal amount of Series B Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of United National Bancorp, a New Jersey corporation (the "Corporation"), $20,000,000 aggregate liquidation amount of Series B Capital Securities (the "Capital Securities") of UNB Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Series B Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, a we have considered necessary or appropriate for the purpose of this opinion. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Prospectus included in the Registration Statement (File No. 333-25785 and 333-25785-01) filed by the Corporation and the Issuer.

Upon the basis of such examination, we advise you that, when:

                   (i)  the   Registration   Statement   relating  to  the  Debt
Securities, the Capital Securities and the Guarantee has become effective under the Act;

                   (ii) the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly executed and delivered;

                   (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement; and

                   (iv) The Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement, the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We understand that you have received an opinion regarding the Capital Securities from Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinion.

                  Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of New Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,



                                              /S/ PITNEY, HARDIN, KIPP & SZUCH